UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2014 (November 10, 2014)

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PHILLIPS EDISON – ARC GROCERY CENTER REIT II, INC.
(Exact name of registrant as specified in its charter)

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Maryland	333-190588	61-1714451
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11501 Northlake Drive
Cincinnati, Ohio 45249
(Address of principal executive offices)

Registrant’s telephone number, including area code: (513) 554-1110

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition Assets.

Laguna 99 Plaza

On November 10, 2014, Phillips Edison - ARC Grocery Center REIT II, Inc. (the “Company”) purchased, through an indirect wholly-owned subsidiary, a fee simple interest in a grocery-anchored shopping center containing 89,188 rentable square feet located on approximately 9 acres of land in Elk Grove, California (“Laguna 99 Plaza”) for approximately $19.2 million, exclusive of closing costs. The Company funded the purchase price with proceeds from its offering. Laguna 99 Plaza was purchased from GD Development Company LLC, a California limited liability company, which is not affiliated with the Company, its advisor or its sub-advisor.

Currently, Laguna 99 Plaza is 77% leased to 21 tenants. Walmart Neighborhood Market, a market-leading grocery store chain, occupies 38,520 rentable square feet at Laguna 99 Plaza. Based on the current condition of Laguna 99 Plaza, the Company’s management does not believe that it will be necessary to make any significant renovations or improvements to the property. The Company’s management believes Laguna 99 Plaza is adequately insured.

Item 8.01. Other Events.

Press Release

On November 12, 2014, the Company issued a press release announcing its acquisition of Laguna 99 Plaza. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
Exhibit No.	Description
99.1	Press Release dated November 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON – ARC GROCERY CENTER REIT II, INC.

Dated: November 12, 2014	By:	/s/ R. Mark Addy
R. Mark Addy
Co-President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.    Description

99.1	Press Release dated November 12, 2014